                                                                     EXHIBIT 3.4


                                   BYLAWS OF

                                  BLOUNT, INC.

                             A Delaware Corporation


                                   ARTICLE I

                                    Offices
                                    -------

          SECTION 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

          SECTION 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                  ARTICLE II

                            Meeting of Stockholders
                            -----------------------

          SECTION 1. All meetings of the stockholders for the election of directors shall be held at the office of the corporation in Montgomery, Alabama, or at such other place within or without the State of Alabama or the State of Delaware as may be determined by the board of directors of the corporation and shall be set forth in the notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within and without the State of Delaware, as may be determined by the board of directors of the corporation and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

          SECTION 2. Annual meetings of stockholders, commencing with the year 1975, shall be held on the fourth Monday in June if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stock holders shall elect, by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

          SECTION 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

          SECTION 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stock holder and the number of shares registered in the name of each stockholder. Such list shall be open to the examina tion of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          SECTION 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board and shall be called by the chairman of the board or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

          SECTION 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

          SECTION 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

          SECTION 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

          SECTION 10. At any meeting of the stockholders, each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of the stock holders entitled to vote, no shares of stock shall be voted at any election for directors which has been transferred on the books of the corporation within twenty days next preceding such election of directors. At any meeting of the stockholders at which a separate class vote by the holders of any of the capital stock of the corporation is required by law, each holder of any such capital stock shall have one vote for each share thereof which shall be counted only in such separate class vote.

          SECTION 11. Anything herein to the contrary notwithstanding, notice of any meeting of the stockholders shall not be required as to any stockholder who shall attend such meeting in person or by proxy.

          SECTION 12. At every meeting of stockholders, the voting shall be conducted by one or more judges appointed for that purpose by the board of directors, or if the board of directors fails to appoint such judge or judges or is unable to agree upon the appointment of such judge or judges, by the chairman of the meeting; and all questions respecting the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by such judge or judges.


                                  ARTICLE III

                                   Directors
                                   ---------

          SECTION 1. The number of directors which shall constitute the whole board shall be not less than three nor more than fourteen the exact number to be determined from time to time by resolution of the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article. (As amended on April 27, 1987)

          SECTION 2. Vacancies and newly created director ships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

          SECTION 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.


                       Meetings of the Board of Directors
                       ----------------------------------

          SECTION 4. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

          SECTION 5. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

          SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

          SECTION 7. Special meetings of the board may be called by the chairman of the board on one day's notice to each director, either personally or by telephone or by telegram or by mail (but if by mail, such notice shall be deposited in the United States Postal Service, first class mail, postage prepaid, not less than three (3) days prior to the date of such meeting); special meetings shall be called by the chairman of the board or secretary in like manner and on like notice on the written request of two directors.

          SECTION 8. At all meetings of the board, one-third of the directors then constituting the total number of the board, but not less than three directors except that when a board of one director is authorized and acting then one director shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be other wise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Persons may be counted as partici pating and being part of a quorum at any of the board of directors or any committee thereof, if such persons participate by means of conference telephone or similar communications, by means of which all persons participating in the meeting can hear each other.

          SECTION 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                            Committees of Directors
                            -----------------------

          SECTION 10. The board of directors, by resolution passed by a majority of the whole board, may appoint an executive committee and one or more other committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolu tion, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corpora tion to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

          SECTION 11. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


                           Compensation of Directors
                           -------------------------

          SECTION 12. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary or additional fee as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                              Conflict of Interest
                              --------------------

          SECTION 13. No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any domestic or foreign corpora tion, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their vote are counted for such purpose, if (1) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or (2) the fact of the common directorship or interest is disclosed or known to the board of directors or committee, and the board of directors or committee author-izes, approves, or ratifies the contract or transaction by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors, or (3) the fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.


                                  ARTICLE IV

                                    Notices
                                    -------

          SECTION 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their address appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or by telephone.

          SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE V

                                   Officers
                                   --------

          SECTION 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a vice chairman of the board, a chairman of the executive committee, a president, a vice president, a secretary, a treasurer, and a controller. The board of directors may also choose additional vice chairmen of the board, additional vice presidents, and one or more assistant secretaries, assistant treasurers and assistant controllers. Any number of offices may be held by the same person. (as amended on Feb. 23, 1987.)

          SECTION 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose the officers named in Section 1 of this Article and such other vice chairmen, vice presidents and assistant secretaries, assistant treasurers and assistant controllers as it shall deem necessary. The board of directors shall also designate which officer shall serve as the chief executive officer, the chief operating officer, the chief financial officer and such other special officers as it shall deem necessary. (as amended on Feb. 23, 1987.)

          SECTION 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          SECTION 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

          SECTION 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


                           The Chairman of the Board
                           -------------------------

          SECTION 6. The chairman of the board shall preside at all meetings of the stockholders and the board of directors, and shall be responsible to the board of directors for planning and directing the business of the corporation and its subsidiaries and for initiating and direct-ing those actions essential to its profitable growth and development. The chairman of the board shall advise and counsel with the vice chairmen of the corporation and with other officers of the corporation on any or all activities in which the corporation may engage, and shall perform such other duties as may be assigned to him by the board of directors. He shall execute bonds, mortgages, deeds, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. (as amended on Feb. 23, 1987.)


                    The Chairman of the Executive Committee
                    ---------------------------------------

          SECTION 7. The chairman of the executive commit tee shall preside at all meetings of the executive committee and otherwise serve as a senior executive officer of the corporation responsible to the board of directors. He will work closely with the chairman in the direction and develop-ment of the corporation, exercise an oversight responsi bility on all activities in which the corporation may engage, and work with the chairman and other executives to insure that the policies and objectives of the corporation are achieved. (as amended on Feb. 23, 1987.)


                         The Vice Chairman of the Board
                         ------------------------------

          SECTION 8. The vice chairman of the board, or if there shall be more than one, the vice chairmen of the board, in the order determined by the board of directors, shall perform such duties and have such powers as the board of directors may from time to time prescribe. (as amended on Feb. 23, 1987.)


                                 The President
                                 -------------

          SECTION 9. Subject to the authority and direction of the vice chairman to whom he reports, the president shall have general and active management of such areas and divi sions of the business of the corporation as may be desig nated by the board of directors or by the chief executive officer. The president of the corporation shall carry into effect the orders of the chief executive officer and the vice chairman to whom be reports. He shall execute bonds, mortgages, deeds, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. (as amended on Feb. 23, 1987.)


                              The Vice Presidents
                              -------------------

          SECTION 10. The vice president, or if there shall be more than one, the vice presidents, in the order deter mined by the board of directors, shall perform such duties and have such powers as the board of directors may from time to time prescribe. (as amended on Feb. 23, 1987.)


                     The Secretary and Assistant Secretary
                     -------------------------------------

          SECTION 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stock holders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          SECTION 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                    The Controller and Assistant Controllers
                    ----------------------------------------

          SECTION 13. The controller shall be the principal accounting officer of the corporation and shall have manage ment supervision over the accounting procedures, practices and records of the corporation and its subsidiaries. The controller shall be responsible for the preparation of consolidated financial statements of the corporation and its subsidiaries. The controller shall be empowered to require from the officers or agents of the corporation or its subsidiaries reports or statements giving such information as he may desire with respect to the preparation of finan cial statements. The controller shall render to the chief executive officer or board of directors of the corporation, whenever requested, a statement of the financial condition of the corporation and its subsidiaries.

          SECTION 14. The assistant controller, or if there shall be more than one, the assistant controllers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the controller or in the event of his inability or refusal to act, perform the duties and exercise the powers of the controller and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


                     The Treasurer and Assistant Treasurers
                     --------------------------------------

          SECTION 15. The treasurer shall have the custody of the cash and securities of the corporation and its subsi diaries. The treasurer shall keep or cause to be kept full and accurate accounts of receipts and disbursements of the corporation and its subsidiaries in books belonging to the corporation. The treasurer shall deposit or cause to be deposited all moneys and other valuable effects of the corporation and its subsidiaries in the name and to the credit of the corporation or its subsidiaries in such depositories as may be designated by the board of directors.

          SECTION 16. The treasurer shall disburse the funds of the corporation and its subsidiaries as may be ordered by the board of directors, taking proper vouchers and making proper book entries for such disbursements. The treasurer shall render to the chief executive officer or the board of directors, at its regular meetings, or when the board of directors so requires, a statement of all transac tions as treasurer and of the financial condition of the corporation and its subsidiaries.

          SECTION 17. If required by the board of direc tors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corpora tion, in case of the treasurer's death, resignation, retire ment or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation or its subsidiaries.

          SECTION 18. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  ARTICLE VI

             Indemnification of Directors, Officers and Employees
             ----------------------------------------------------

          SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equiva lent, shall not, of
                              ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. (as amended on October 28, 1986.)

          SECTION 3. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, or to the extent that a director, officer, employee or agent of the corporation meets the standards of conduct set forth in sections 1 or 2, he shall be indemnified against expenses (including attorneys' fees) and, if permitted by such sections, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.

          SECTION 4. Any indemnification under sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections 1 and 2. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtain able, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          SECTION 5. Unless the Board of Directors specifi cally orders otherwise, expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article VI. (as amended on October 28, 1986.)

          SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The indemnification provided by this Article VI shall not be exclusive of any powers, rights, agreements or undertakings which may be legally permissible or authorized by or under any applicable law but, notwithstanding any other provision of this Article VI, the indemnification authorized and provided by this Article VI shall be applicable only to the extent that such indemnification shall not duplicate indem nity or reimbursement which such person has received or shall receive otherwise than under this Article VI. (as amended on October 28, 1986.)

          SECTION 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. (as amended on October 28, 1986.)

          SECTION 8. The corporation may purchase and main tain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI or otherwise.


                                  ARTICLE VII

                             Certificates of Stock
                             ---------------------

          SECTION 1. Every holder of stock in the corpora tion shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corpora tion, certifying the number of shares owned by him in the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

          SECTION 2. Where a certificate is countersigned (including countersignature by facsimile) (1) by a transfer agent other than the corporation or its employee, or, (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. The board of directors of the corporation may authorize any such transfer agent and/or registrar to execute such certificates by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               Lost Certificates
                               -----------------

          SECTION 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corp oration alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue or a new certificate or certificates, the board of directors may, in its discre tion and as a condition precedent to the issuance thereof, require the owner to such lost, stolen or destroyed certifi cate or certificates, or his legal representative, to adver tise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


                               Transfers of Stock
                               ------------------

          SECTION 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence for succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


                                  Record Date
                                  -----------

          SECTION 5. The board of directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of the stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect of any such change, conver sion or exchange of capital stock, and in such case, such stockholders and only such stockholders as shall be stock holders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after such record date fixed as aforesaid; provided, however, that the date fixed by the board of directors as the date for determination of the stockholders entitled to receive payment of any dividend shall be a date not less than ten days after the date of any meeting at which the dividend is declared by the board of directors.


                            Registered Stockholders
                            -----------------------

          SECTION 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assess ments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                              Voting of Securities
                              --------------------

          SECTION 7. Unless otherwise ordered by the board of directors; the chairman of the board, the president or any vice president of the corporation shall have power and authority on behalf of the corporation to attend, to act on and to vote at any meetings of stockholders of any corpora tion in which this corporation may hold stock, and at all such meetings, such persons shall possess and may exercise all rights and powers incident to the ownership of such stock which any owner thereof might have possessed or exercised if present.

                                 ARTICLE VIII

                              General Provisions
                              ------------------

                                   Dividends
                                   ---------

          SECTION 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certifi cate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

          SECTION 2. Before payment of any dividends, there may be set aside out of any funds of the corporation avail able for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equali zing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the direc tors shall think conducive to the interest of the corpora tion, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                Annual Statement
                                ----------------

          SECTION 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                     Checks
                                     ------

          SECTION 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.


                                  Fiscal Year
                                  -----------

          SECTION 5. The fiscal year of the corporation shall, until otherwise determined from time to time by resolution of the board of directors, begin on the first day of March of each year and end on the last day of the next succeeding February.

                                      Seal
                                      ----

          SECTION 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE IX

                                  Amendments
                                  ----------

          SECTION 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the board of directors at any regular meeting of the board of directors or at any special meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. No change of the time or place of the meeting for the election of directors shall be made within sixty days next before the day on which such meeting is to be held, and in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held.